UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

                                                       N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

Effective as of December 31, 2016, General Cannabis Corp (the “Company”) and Infinity Capital, LLC (the “Investor”) amended and restated the terms of the Company’s 5% Senior Secured Note (the “Note”) to confirm that no further advances shall be made pursuant to the Note. In connection with the amendment and restatement, the maximum aggregate principal amount available under the Note was updated to reflect the current outstanding amount under the Note, including interest accrued through December 31, 2016. The terms of the Note were also amended and restated to reflect (i) the extension of the maturity date of the Note from August 31, 2015 to September 21, 2018, (ii) that accrued interest shall be paid only on the maturity date of the Note rather than on a quarterly basis, and (iii) the agreement of the Company and the Investor to subordinate the Note to the Company’s obligations under its 12% senior secured note due September 21, 2018.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or and Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Senior Secured Note effective December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2017

General Cannabis Corporation

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Senior Secured Note effective December 31, 2016.